Exhibit 10.4.3

Amendment

To

Pacific Capital Bancorp

Restated Employee Stock Ownership

Plan and Trust

January 1, 2006 Restatement

The Pacific Capital Bancorp Restated Employee Stock Ownership Plan and Trust, as restated on January 1, 2006, is hereby amended on July 22, 2008, in the following respects:

1)	Section 1.1 of the Plan is amended by deleting there from the last sentence of the definition of “Compensation”.

2)	Article II of the Plan is amended to provide as follows:

Article II

Services

2.1	Year of Eligibility Service

One year of Eligibility Service shall be determined in accordance with the following provisions:

(a)	An employee shall be credited with one year of Eligibility Service upon completion of 12 months of continuous service with Employer.

(b)	Notwithstanding the provisions of paragraph (a), service completed by an employee prior to a “break in service” shall not be included in determining the employee’s year of Eligibility Service unless the employee completes a year of Eligibility Service after his “break in service” and either (i) the employee had a non forfeitable right to any portion of his Account before his “break in service” commenced, or (ii) the number of his consecutive “breaks in service” is fewer than the greater of five or the aggregate number of his years of Eligibility Service before his “break in service” commenced.

2.2	Years of Vesting Service

Years of Vesting Service shall be determined in accordance with the following provisions:

(a)	An employee shall be credited with a year of Vesting Service for each year of employment following the employee’s completion of 12 months of continuous employment with the Employer.

(b)	Notwithstanding the provisions of paragraph (a), the following service shall not be included in determining an employee’s years of Vesting Service:

i.	Service completed by the employee prior to his attainment of age 18.

ii.	Service completed by an employee prior to a Break in Service, unless the employee completes a year of Vesting Service after his Break in Service and either

1.	the employee had a nonforfeitable right to any portion of his Account before his Break in Service commenced, or

2.	the number of his consecutive Breaks in Service is fewer than the greater of five or the aggregate of his years of Vesting Service before his Break in Service commenced.

2.3	Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior Accrued Benefit

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is five or more.

2.4	Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service is credited based on elapsed time in accordance with Treasury Regulations Section 1.410(a)-7 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service on the basis of elapsed time in accordance with Treasury Regulations Section 1.410(a)-7, an affected Employee shall be credited with Eligibility Service and Vesting Service hereunder as provided in Treasury Regulations Section 1.41.0(a)-7(f)(l).

3)	Section 6.3 of the Plan is amended to provide as follows:

6.3	Allocation of Employer Contributions

Any Employer Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Employer Contributions described in this Article. The allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

Notwithstanding the foregoing, if there is an Exempt Loan in effect for the Contribution Period, the Employer Contribution shall first be applied to reduce the Plan’s obligations under the terms of the Exempt Loan, reduced by any interest or dividends that the Administrator has previously applied against the Plan’s obligations for such Contribution Period under the terms of the Plan. Shares of Employer Stock released from the Suspense Fund that are attributable to Employer Contributions shall be allocated among the Accounts of Eligible Employees as provided in the preceding paragraph.

In applying the provisions of this Section, Compensation earned by an Eligible Employee during a Contribution Period shall be included in determining the Eligible Employee’s allocable share of any Employer Contribution made for the Contribution Period.

4)	Section 6.6 of the Plan is amended to provide as follows:

6.6	Allocation Requirements for Employer Contributions

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Employer Contributions for such Contribution Period only if he is employed as an Employee on the last day of the Contribution Period.

5)	This amendment shall be effective as of January 1, 2008.

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